Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	April 29, 2020
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, April 29, 2020 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2020.

COVID-19 Pandemic Key Business Update
Balance Sheet / Liquidity Highlights

•	As of the date of this release, the company has approximately $1.0 billion of cash and cash equivalents on hand

•
In March, fully physically settled equity forward sale agreements in connection with the February 2020 common stock offering and ATM transactions executed throughout 2019, resulting in the issuance of an aggregate of 8,897,110 shares of common stock for aggregate net proceeds of $722.2 million

•	In April, completed a private placement of $350.0 million aggregate principal amount of ten-year, 4.27% unsecured senior notes

•	Current availability under the company’s revolving credit facility totals $370.0 million

•	No material debt maturities until 2023, excluding the company’s revolving credit facility and term loan facility, which mature in the third quarter of 2022

•	Weighted average debt maturity of approximately seven years

Operations

•	All stabilized properties remain open and operational, with essential staff and key procedures in place to manage through the COVID-19 pandemic

•
As of the date of this release, across all property types, collected approximately 96% of our April 2020 contractual rent billings, excluding a rent relief program with certain retail tenants.  Adjusted for the retail rent relief program, collected 93% of contractual rent billings

•	Limited lease expirations in 2020 and 2021, with only one expiration greater than 125,000 square feet in the fourth quarter of 2020

Development

•	$2.0 billion of projects under development

◦	Remaining spending to complete the projects of approximately $725.0 million

◦	Projects fully funded with the liquidity reported under “Balance Sheet/Liquidity Highlights”

◦	Projects 90% leased across office and life science space

◦	As of the date of this release, all the projects are under active construction

First Quarter Highlights
Financial Results

•	Net income available to common stockholders per share of $0.37

•	Funds from operations available to common stockholders and unitholders (“FFO”) per share of $1.00

•
Net income and FFO per share include a reduction in revenue of approximately $0.06 per share related to the cumulative impact of transitioning one co-working tenant and two retail tenants to a cash basis of reporting as a result of the COVID-19 pandemic

•	Revenues of $221.3 million

Stabilized Portfolio

•	Stabilized portfolio was 93.5% occupied and 97.3% leased at March 31, 2020

•	Signed approximately 222,000 square feet of new or renewing leases

◦	Rents were up 57.5% on a GAAP basis and 45.3% on a cash basis

Development

•
In January, transferred 333 Dexter, a 635,000 square foot office development project located in the South Lake Union submarket of Seattle from the under construction phase to the tenant improvement phase. The project is 100% leased to a Fortune 50 publicly-traded company

•
In January, transferred Netflix // On Vine, a 355,000 square foot office development project located in the Hollywood submarket of Los Angeles, from the under construction phase to the tenant improvement phase. The project is 100% leased to Netflix, Inc.

•
In February, completed construction on 225 residential units, the second of three phases of the residential development at our One Paseo mixed-use project in the Del Mar submarket of San Diego. Together, Phases I and II were 44% leased and are in lease-up

•
In March, added The Exchange on 16th, a $585.0 million, 750,000 square foot development project located in San Francisco’s Mission Bay district, to the stabilized portfolio. The office component of the project is 100% leased to Dropbox

•	In March, added One Paseo Retail, a 96,000 square foot retail development project, part of the One Paseo mixed-use project located in San Diego’s Del Mar submarket, to the stabilized portfolio

•	In March, transferred One Paseo Office, a 285,000 square foot development project located in the Del Mar submarket of San Diego from the under construction phase to the tenant improvement phase

Results for the Quarter Ended March 31, 2020
For the first quarter ended March 31, 2020, KRC reported net income available to common stockholders of $39.8 million, or $0.37 per share, compared to $36.9 million, or $0.36 per share, in the first quarter of 2019. FFO in the first quarter of 2020 was $110.2 million, or $1.00 per share, compared to $99.8 million, or $0.95 per share, in the first quarter of 2019. Current period net income available to common stockholders and FFO per share included a reduction in revenue of $0.06 per share primarily related to the cumulative impact of transitioning one co-working tenant and two retail tenants to a cash basis of reporting as a result of the COVID-19 pandemic.

All per share amounts in this report are presented on a diluted basis.

Net Income Available to Common Stockholders / FFO Guidance and Outlook
Due to the uncertainty resulting from the COVID-19 pandemic, the company is withdrawing its previous full year 2020 guidance.

Conference Call and Audio Webcast
KRC management will discuss first quarter results and the current business environment during the company’s April 30, 2020 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://services.choruscall.com/links/krc200430.html. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 312-7299. International callers should dial (412) 317-1070. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at http://dpregister.com/10136122. A replay of the conference call will be available via telephone on April 30, 2020 through May 7, 2020 by dialing (877) 344-7529 and entering passcode 10136122. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/CustomPage/Index?KeyGenPage=1073743647.

About Kilroy Realty Corporation
Kilroy Realty Corporation (NYSE: KRC, the “company”, “KRC”) is a leading West Coast landlord and developer, with a major presence in San Diego, Greater Los Angeles, the San Francisco Bay Area, and the Pacific Northwest. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity, productivity and employee retention for some of the world’s leading technology, entertainment, life science and business services companies.

KRC is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office and mixed-use projects.

As of March 31, 2020, KRC’s stabilized portfolio totaled approximately 14.3 million square feet of primarily office and life science space that was 93.5% occupied and 97.3% leased. The company also had 200 residential units in Hollywood that had a quarterly average occupancy of 93.5% and another 462 residential units in San Diego that were in lease-up. In addition, KRC had eight in-process development projects with an estimated total investment of $2.0 billion, totaling approximately 2.3 million square feet of office and life science space, and 339 residential units. The office and life science space was 90% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
KRC is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. KRC’s stabilized portfolio was 65% LEED-certified with 70% of eligible properties ENERGY STAR-certified as of March 31, 2020.

The company has been recognized by GRESB, the Global Real Estate Sustainability Benchmark, as the sustainability leader in the Americas for six consecutive years. Other honors have included the National Association of Real Estate Investment Trust’s (NAREIT) Leader in the Light award for six consecutive years and ENERGY STAR Partner of the Year for seven years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past five years.

A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. The company was recently named to Bloomberg’s 2020 Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our quarterly report on Form 10-Q for the period ending March 31, 2020 to be filed on April 30, 2020 and in our annual report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues	$221,328	$201,202

Net income available to common stockholders	$39,817	$36,903

Weighted average common shares outstanding – basic	106,875	100,901
Weighted average common shares outstanding – diluted	107,390	101,443

Net income available to common stockholders per share – basic	$0.37	$0.36
Net income available to common stockholders per share – diluted	$0.37	$0.36

Funds From Operations (1)(2)	$110,173	$99,812

Weighted average common shares/units outstanding – basic (3)	110,031	104,062
Weighted average common shares/units outstanding – diluted (4)	110,546	104,603

Funds From Operations per common share/unit – basic (2)	$1.00	$0.96
Funds From Operations per common share/unit – diluted (2)	$1.00	$0.95

Common shares outstanding at end of period	115,068	100,967
Common partnership units outstanding at end of period	2,021	2,023
Total common shares and units outstanding at end of period	117,089	102,990

	March 31, 2020	March 31, 2019
Stabilized office portfolio occupancy rates: (5)
Greater Los Angeles	94.0%	95.6%
Orange County	N/A	90.3%
San Diego County	88.3%	90.2%
San Francisco Bay Area	94.3%	92.5%
Greater Seattle	95.5%	88.8%
Weighted average total	93.5%	92.5%

Total square feet of stabilized office properties owned at end of period: (5)
Greater Los Angeles	4,027	3,956
Orange County	N/A	272
San Diego County	2,145	2,046
San Francisco Bay Area	6,350	5,160
Greater Seattle	1,802	1,802
Total	14,324	13,236
________________________

(1)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(4)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for March 31, 2019 include the office properties that were sold subsequent to March 31, 2019.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	March 31, 2020	December 31, 2019
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,506,357	$1,466,166
Buildings and improvements	5,997,523	5,866,477
Undeveloped land and construction in progress	2,318,236	2,296,130
Total real estate assets held for investment	9,822,116	9,628,773
Accumulated depreciation and amortization	(1,622,369)	(1,561,361)
Total real estate assets held for investment, net	8,199,747	8,067,412

Cash and cash equivalents	762,134	60,044
Restricted cash	16,300	16,300
Marketable securities	19,984	27,098
Current receivables, net	16,534	26,489
Deferred rent receivables, net	352,352	337,937
Deferred leasing costs and acquisition-related intangible assets, net	204,392	212,805
Right of use ground lease assets	96,145	96,348
Prepaid expenses and other assets, net	67,559	55,661
TOTAL ASSETS	$9,735,147	$8,900,094

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$257,359	$258,593
Unsecured debt, net	3,050,103	3,049,185
Unsecured line of credit	380,000	245,000
Accounts payable, accrued expenses and other liabilities	417,547	418,848
Ground lease liabilities	98,247	98,400
Accrued dividends and distributions	57,620	53,219
Deferred revenue and acquisition-related intangible liabilities, net	130,843	139,488
Rents received in advance and tenant security deposits	65,913	66,503
Total liabilities	4,457,632	4,329,236

EQUITY:
Stockholders’ Equity
Common stock	1,151	1,060
Additional paid-in capital	5,067,181	4,350,917
Distributions in excess of earnings	(76,182)	(58,467)
Total stockholders’ equity	4,992,150	4,293,510
Noncontrolling Interests
Common units of the Operating Partnership	87,655	81,917
Noncontrolling interests in consolidated property partnerships	197,710	195,431
Total noncontrolling interests	285,365	277,348
Total equity	5,277,515	4,570,858
TOTAL LIABILITIES AND EQUITY	$9,735,147	$8,900,094

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
REVENUES
Rental income	$218,633	$199,382
Other property income	2,695	1,820
Total revenues	221,328	201,202

EXPENSES
Property expenses	38,983	38,149
Real estate taxes	22,202	18,639
Ground leases	2,317	1,972
General and administrative expenses	19,010	23,341
Leasing costs	1,456	1,757
Depreciation and amortization	74,370	66,135
Total expenses	158,338	149,993

OTHER (EXPENSES) INCOME
Interest income and other net investment (loss) gain	(3,128)	1,828
Interest expense	(14,444)	(11,243)
Total other (expenses) income	(17,572)	(9,415)

NET INCOME	45,418	41,794

Net income attributable to noncontrolling common units of the Operating Partnership	(705)	(700)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,896)	(4,191)
Total income attributable to noncontrolling interests	(5,601)	(4,891)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$39,817	$36,903

Weighted average common shares outstanding – basic	106,875	100,901
Weighted average common shares outstanding – diluted	107,390	101,443

Net income available to common stockholders per share – basic	$0.37	$0.36
Net income available to common stockholders per share – diluted	$0.37	$0.36

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Net income available to common stockholders	$39,817	$36,903
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	705	700
Net income attributable to noncontrolling interests in consolidated property partnerships	4,896	4,191
Depreciation and amortization of real estate assets	72,438	64,971
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,683)	(6,953)
Funds From Operations(1)(2)(3)	$110,173	$99,812

Weighted average common shares/units outstanding – basic (4)	110,031	104,062
Weighted average common shares/units outstanding – diluted (5)	110,546	104,603

Funds From Operations per common share/unit – basic (2)	$1.00	$0.96
Funds From Operations per common share/unit – diluted (2)	$1.00	$0.95
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $5.0 million and $3.8 million for the three months ended March 31, 2020 and 2019, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.